Exhibit 99.1

Connect Biopharma Reports 2024 Full-Year Financial Results and Provides Business Update

Strengthened leadership team with key appointments, including Barry Quart, Pharm.D. as CEO, and David Szekeres as President, bringing deep clinical, regulatory, operational and strategic expertise

Unveiled rapid clinical development program for rademikibart initially targeting acute care in asthma and COPD; expect to initiate parallel Phase 2 trials in 2Q 2025 with data expected in 2H 2026

Strong balance sheet with cash runway into 2027 and through key clinical catalysts

SAN DIEGO, March 31, 2025, (GLOBE NEWSWIRE) -- Connect Biopharma Holdings Limited (Nasdaq: CNTB) (“Connect Biopharma”, “Connect” or the “Company”), a clinical-stage biopharmaceutical company focused on transforming acute and chronic care in asthma and chronic obstructive pulmonary disease (COPD), today reported financial results for the year ended December 31, 2024, and provided a business update.

“2024 was a transformative year for Connect as we strengthened our leadership team, made significant progress in becoming more U.S.-centric, and unveiled a rapid clinical development strategy for rademikibart initially focused on the treatment of acute asthma and COPD exacerbations, an area where no biologic therapies have been approved. To date, rademikibart has demonstrated a differentiated clinical profile in Phase 2 clinical trials achieving rapid improvement in pulmonary function in less than 24 hours, which was sustained through 24 weeks, highlighting its potential in both acute and chronic care,” said Barry Quart, Pharm.D., CEO and Director of Connect Biopharma. “We are on track to initiate parallel Phase 2 trials of rademikibart as an adjunct to standard of care for the treatment of acute asthma and COPD exacerbations in the second quarter of 2025, with data expected in the second half of 2026. We believe rademikibart has the potential to fundamentally alter the treatment paradigm for millions of asthma and COPD patients who experience acute exacerbations every year.”

Recent Highlights

Clinical Program Highlights

•Parallel acute exacerbation trials of rademikibart as an adjunct to standard of care in asthma and COPD are on track to be initiated in the second quarter of 2025, with data expected in the second half of 2026.

Corporate Highlights

•The Company continued making progress in becoming more U.S.-centric, including by:

oassembling an experienced U.S. management team with deep expertise in drug development and regulatory execution, including having collectively received U.S. Food and Drug Administration (FDA) marketing approval for 16 therapeutic products, and with deep expertise in business development, corporate strategy, finance and operations;

orelocating its corporate headquarters to San Diego, California, a leading global hub for innovative biopharmaceutical companies;

otransferring the initial manufacturing process for rademikibart to a U.S.-based contract manufacturing organization; and

otransitioning to a U.S.-based independent registered accounting firm and voluntarily electing to become a domestic filer with the U.S. Securities and Exchange Commission (SEC), beginning with the Company’s Annual Report on Form 10-K for the year ended December 31, 2024, and on an ongoing basis with the regular filing of Annual Reports on Form 10-K, Quarterly Reports on Form 10-Q and Current Reports on Form 8-K.

Financial Results for the Year Ended December 31, 2024

•Cash, cash equivalents and short-term investments were $93.7 million as of December 31, 2024. Based on its current operating plans, the Company expects that its cash, cash equivalents and short-term investments will be sufficient to fund operations into 2027.

•Revenue for the year ended December 31, 2024, totaled $26.0 million, which included revenue recognized for the upfront fee, development milestones and cost reimbursements in connection with the license agreement with Simcere Pharmaceutical Co., Ltd. There was no comparable activity for the year ended December 31, 2023.

•Research and Development expense for the year ended December 31, 2024, was $29.3 million, compared with $53.0 million for the same period in 2023, a decrease of $23.7 million. The decrease in Research and Development expense was primarily due to the completion in late 2023 of the rademikibart global Phase 2b program in patients with chronic asthma and the rademikibart China pivotal trials for patients with atopic dermatitis.

•General and Administrative expense for the year ended December 31, 2024, was $19.2 million, compared with $16.1 million for the same period in 2023, an increase of $3.1 million. The increase in General and Administrative expense was primarily due to costs associated with executive departures, including cash severance and non-cash, share-based compensation expense related to certain stock option modifications.

•Net loss was $15.6 million, or $0.28 per share, for the year ended December 31, 2024, compared with a net loss of $62.1 million, or $1.13 per share, for the same period in 2023.

About Connect Biopharma and Rademikibart
Connect Biopharma is a clinical-stage biopharmaceutical company dedicated to transforming care for asthma and COPD. Headquartered in San Diego, California, the Company is advancing rademikibart, a next-generation, potentially best-in-class anti-interleukin-4-receptor alpha (IL-4Rα) antibody. With an initial focus on acute exacerbations—an area with significant unmet need—rademikibart has the potential to also drive chronic utilization in asthma and COPD amongst the millions of asthma and COPD patients in the U.S. who experience acute exacerbations annually. In a Phase 2 trial for asthma, rademikibart demonstrated strong efficacy and safety, with clinically meaningful reductions in exacerbations and rapid, statistically significant improvements in forced expiratory volume in one second, observed within one week—and in most cases, within 24 hours via home spirometry. For more information, visit www.connectbiopharm.com.

Forward-Looking Statements

This press release contains “forward-looking statements” within the meaning of the Private Securities Litigation Reform Act of 1995, as amended (the “Act”). Forward-looking statements are statements that are not of historical fact and include, without limitation, statements regarding future events, our cash balance, financial guidance, future financial and operating results and related expectations, business strategy and plans, prospective products (as well as their potential to achieve a differentiated, competitive, or favorable benefit or profile or trend, including on safety, tolerability, improvement, maintenance, clinical response, dosing, efficacy and/or convenience), planned or expected product approval applications or approvals, anticipated milestones, expected data readouts and enrollments, research and development plans and costs, potential future partnerships, expectations about existing partnerships, timing and likelihood of success, objectives of management for future operations, future results of anticipated product development efforts, and adequacy of existing cash and potential partnership funding to fund operations and capital expenditure requirements, as well as statements regarding industry trends. These statements are based on management’s current expectations of future events only as of the date of this press release and are inherently subject to a number of risks, uncertainties and assumptions, some of which cannot be predicted or quantified and some of which are beyond our control, including, among other things: the timing and amount of actual expenses, including, without limitation, our anticipated combined U.S. GAAP R&D and G&A expenses; the ability of our clinical trials to demonstrate safety and efficacy of our product candidates and other positive results; whether we will need expanded or additional trials in order to obtain regulatory approval for our product candidates; our ability to obtain and maintain regulatory approval of our product candidates; existing regulations and regulatory developments in the U.S., the People’s Republic of China, Europe and other jurisdictions; the ability of our current cash and investments position to support planned operations; our plans and ability to obtain, maintain, protect and enforce our intellectual property rights and our proprietary technologies, including extensions of existing patent terms where available; our continued reliance on third parties to conduct additional clinical trials of our product candidates, and for the manufacture of our product candidates for preclinical studies and clinical trials; and the degree of market acceptance of our product candidates, if approved, by physicians, patients, healthcare payors and others in the medical community.

Words such as “aim,” “anticipate,” “believe,” “could,” “expect,” “feel,” “goal,” “intend,” “may,” “optimistic,” “plan,” “potential,” “promising,” “will,” and similar expressions are intended to identify forward-looking statements, though not all forward-looking statements necessarily contain these identifying words. The inclusion of forward-looking statements should not be regarded as a representation by Connect Biopharma that any of its expectations, projections or plans will be achieved. Actual results may differ materially due to the risks and uncertainties inherent in our business and other risks described in our filings with the SEC. Further information regarding these and other risks is included under the heading “Risk Factors” in our annual and periodic reports filed with the SEC. These forward-looking statements should not be taken as forecasts or promises nor should they be taken as implying any indication, assurance or guarantee that the assumptions on which such forward-looking statements have been made are correct or exhaustive or, in the case of the assumptions, fully stated in this presentation. Drug development and commercialization involve a high degree of risk, and only a small number of research and development programs result in commercialization of a product. Results in early-stage clinical trials may not be indicative of full results or results from later stage or larger scale clinical trials and do not ensure regulatory approval. You are cautioned not to place undue reliance on the scientific data presented or these forward-looking statements, which speak only as of the date of this presentation. Except as required by law, Connect Biopharma undertakes no obligation to publicly update any forward-looking statements, whether because of new information, future events or otherwise. Connect Biopharma claims the protection of the safe harbor for forward-looking statements contained in the Act for all forward-looking statements.

This press release discusses product candidates that are under clinical study, and which have not yet been approved for marketing by the FDA or by any other regulatory agency. No representation is made as to the safety or effectiveness of these product candidates for the use for which such product candidates are being studied. The trademarks included herein are the property of the owners thereof and are used for reference purposes only.

Connect Biopharma Holdings Limited
Condensed Consolidated Statements of Operations
(in thousands, except per share amounts)
(unaudited)

	Years Ended December 31,
	2024	2023

Revenue:
License and collaboration revenues	$ 26,033	$ -
Total revenue	26,033	-

Operating expenses:
Research and development expense	29,256	53,002
General and administrative expense	19,229	16,054
Total operating expenses	48,485	69,056

Loss from operations	(22,452)	(69,056)

Total other income, net	7,047	7,070

Net loss before income tax	(15,405)	(61,986)
Income tax expense	223	120
Net loss	$ (15,628)	$ (62,106)

Basic and diluted net loss per ordinary share	$ (0.28)	$ (1.13)

Weighted-average ordinary shares outstanding, basic and diluted	55,213	55,067

Connect Biopharma Holdings Limited
Condensed Consolidated Balance Sheet Data
(in thousands)
(unaudited)

December 31,
	2024	2023

Cash, cash equivalents and short-term investments	$ 93,708	$ 118,303
Total assets	$ 101,284	$ 127,375
Total shareholders' equity	$ 92,166	$ 101,497

Investor Relations Contact:

Alex Lobo
Precision AQ
Alex.lobo@precisionaq.com
(212) 698-8802

Media Contact:

Ignacio Guerrero-Ros, Ph.D., or David Schull
Russo Partners, LLC
Ignacio.guerrero-ros@russopartnersllc.com
David.schull@russopartnersllc.com
(858) 717-2310 or (646) 942-5604